INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Agreement”) is entered into effective as of the 3rd day of March, 2005 by and between HEALTH CARE REIT, INC., a Delaware corporation (“HCN”), and HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (“HRT”).

RECITALS

A. HCN and certain HCN Affiliates, as hereinafter defined, lease to Emeritus Corporation, a Washington corporation, (“Emeritus”) the real property identified on Exhibit “A” attached hereto and made a part hereof (“ML Leased Property”) pursuant to an Amended and Restated Master Lease Agreement dated September 30, 2003 (“Master Lease”).

B. HCN has made a loan to Emeritus in the principal amount of $25,800,000 (“Loan”) pursuant to an Amended and Restated Loan Agreement dated September 30, 2003 (“Loan Agreement”) as evidenced by an Amended and Restated Note dated September 30, 2003 (“Note”). The Loan is secured by an Amended and Restated Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Lease and Rents, Financing Statement and Fixture Filing granted by Emeritus to HCN dated effective as of September 30, 2003 with respect to the ML Leased Property (“ML Leasehold Mortgage”) granting HCN an interest in the leasehold estate of Emeritus arising under the Master Lease.

C. HCN has agreed to sell and HRT has agreed to purchase the Note and take an assignment of the Loan Documents, as defined below.

D. In connection with the sale of the Note, HCN and HRT have agreed to enter into this Agreement to clarify their respective rights.

NOW THEREFORE, to induce HCN to sell the Note and assign the Loan Documents to HRT, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Intercreditor Agreement (this “Agreement”), the following terms shall have the following meanings (with terms defined above having the meanings indicated):

“Affiliate” means HCRI Mississippi Properties, Inc., a Mississippi corporation; HCRI Massachusetts Properties Trust II, a Massachusetts business trust; and HCRI Texas Properties, Ltd., a Texas limited partnership.

“Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C. §101, et seq., as amended from time to time.

“HRT Collateral” means the leasehold estate of Emeritus arising under the Lease in the Leased Property, and any other property of Emeritus located upon or held in connection with the Leased Property in which HRT has a security interest, however created as of the date hereof.

“HRT Debt” means those obligations, liabilities and indebtedness arising under the Loan Documents, as amended from time to time.

“Indefeasibly Satisfied” means receipt of payment in full in cash followed by the passage of a period of 91 days from such payment in which no challenge to such payment as a preference or other impermissible payment has been made by any person, or upon the dismissal, withdrawal or final ruling against such a challenge, together with the termination of all further commitments of Landlord or HRT, as the case may be, to lend money to Emeritus in connection with the Leased Property.

“Insolvency Event” means the following:

[1] Emeritus commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Emeritus making a general assignment for the benefit of its creditors; or

[2] there is commenced against Emeritus any case, proceeding or other action of a nature referred to in clause [1] above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or

[3] there is commenced against Emeritus any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief and which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry of such order; or

[a] Emeritus takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses [1], [2] or [3] above; or

[b] Emeritus generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due.

“Landlord” means HCN and each Affiliate, jointly and severally.

“Landlord Collateral” means the following described property located at a Leased Property, or arising in connection with the operation of the Leased Property, whether now owned or hereafter acquired by Tenant or Subtenant to secure the payment and performance of the Landlord Obligations:

[1] All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as “equipment”, “inventory” and “goods” are defined for purposes of Article 9 (“Article 9”) of the Uniform Commercial Code as adopted in Ohio) and any leasehold interest of Tenant or any Subtenant in any of the foregoing, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into any improvement or fixture.

[2] All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as “accounts”, “contract rights”, “general intangibles”, “instruments”, “documents”, and “chattel paper”, are defined for purposes of Article 9] now or hereafter arising.

[3] All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

[4] Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of any improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock ups, brochures, flyers, advertising and promotional materials and mailing lists.

[5] All subleases, occupancy agreements, license agreements and concession agreements, written or unwritten, of any nature, now or hereafter entered into, and all right, title and interest of Tenant there under, including, without limitation, those certain Subleases dated as of the Effective Date, by and between Tenant, as Sublandlord, and each Subtenant, as Subtenant; and including, without limitation, Tenant’s right, if any, to cash or securities deposited there under whether or not the same was deposited to secure performance by the subtenants, occupants, licensees and concessionaires of their obligations there under, including the right to receive and collect the rents, revenues, and other charges there under.

[6] All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation.

[7] The products and proceeds of the preceding listed property, including, without limitation, cash and non cash proceeds, proceeds of proceeds, and insurance proceeds.

“Landlord Obligations” means all obligations, liabilities and indebtedness of every nature of Emeritus from time to time owed to Landlord under the Lease, whether now existing or hereafter incurred or created, and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of an Insolvency Event (including, without limitation, interest or rent accruing thereon after the commencement of an Insolvency Event, without regard to whether or not such interest is an allowed claim.

“Lease” means the Master Lease, as the same may be hereafter modified, supplemented, amended, restated, extended, renewed or increased.

“Leased Property” means individually and collectively each ML Leased Property.

“Loan Documents” means collectively the Note, the ML Leasehold Mortgage, and the Loan Agreement, as the same may be hereafter modified, supplemented, amended, restated, extended, renewed or increased.

“Subtenant” means each of Texas ESC Lubbock, L.P., a Washington limited partnership; and Painted Post Properties, Inc., a Washington corporation.

“Tenant” means Emeritus Corporation, a Washington corporation.

2.	Subordination of Payments.

(a) HRT hereby agrees that the HRT Debt shall be subordinated to the Landlord Obligations. Except as provided in 2(b), no payment shall be made by or on behalf of Emeritus for or on account of the HRT Debt, and HRT shall not take or receive from Emeritus, directly or indirectly, in cash or other property or by setoff or in any other manner, payment of all or any of the HRT Debt, if any, so long as any sums in respect to the Landlord Obligations shall then be due and payable. If there is any conflict between the Lease and the Loan Documents, the terms of the Lease shall govern.

(b) Notwithstanding any provision contained herein, as long as no monetary Event of Default has occurred and is continuing under the Lease, HRT may (i) receive all payments as and when due on the HRT Debt pursuant to the HRT Documents, including without limitation, the final payment due at maturity, (ii) allow Emeritus to prepay the Note in full provided the funds for the prepayment are not Landlord Collateral, and (iii) may bring legal proceedings against Emeritus under the Note, but shall not pursue or prosecute any right or remedy which HRT may have as a secured party or otherwise under the ML Leasehold Mortgage.

3. Subordination of Liens on Landlord Collateral. HRT hereby agrees that all of its rights with respect to the Landlord Collateral shall be in all respects subject and subordinate to the rights of Landlord with respect to such Landlord Collateral in connection with and on account of the Landlord Obligations. HRT agrees to refrain from challenging the validity, enforceability, priority or perfection of Landlord’s security interests and liens in the Landlord Collateral. The foregoing subordination shall be effective irrespective of: (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests, liens and/or other rights granted to HRT or Landlord, or any lapse of perfection or attachment; (b) the time or manner of the filing of their respective financing statements; (c) whether HRT or Landlord or any bailee or agent of either party holds possession of any or all of the property or assets of Emeritus; (d) the dating, execution or delivery of any agreement, document or instrument granting HRT or Landlord security interests and/or liens in or on any or all of the property or assets of Emeritus; (e) any amendment, modification, restatement, extension, renewal or increase to the Landlord Obligations or Lease or the creation of any new indebtedness which becomes a part of the Landlord Obligations or secured or evidenced by the Lease; and (f) any provision of the UCC or any other applicable law to the contrary.

4. Adding and Removing Facilities from the Master Lease. Landlord may amend the Master Lease to include additional facilities without HRT’s consent, provided that Landlord has consented to Tenant amending the ML Leasehold Mortgage to include such additional facilities. Additionally, in the event Landlord desires to amend the Lease to remove a facility from the Master Lease, HRT shall release such facility upon payment by Emeritus of an amount mutually agreed to by HRT and Emeritus or a prorated amount of the then outstanding HRT Debt on a site by site basis, i.e. the release amount shall be equal to then outstanding HRT Debt divided by the number of facilities then in the Master Lease. Landlord shall provide HRT with a copy of any amendment to the Master Lease within five days of execution.

5. Default Under Loan Documents. In the event of a default under the Loan Documents, HRT shall not have the right to accelerate the Loan and demand payment in full unless HRT has given Landlord notice of the default and Landlord has failed to cure such default as set forth in §8 hereof. If there is a conflict between the terms of the Lease and of the Loan Documents, the Lease shall prevail. Furthermore, provided Emeritus is paying all sums due under the Note, no Event of Default shall be deemed to exist under the Loan Documents so long as HCN has not provided notice of an Event of Default under the Lease.

6. Default Under Lease. If an Event of Default, as defined in the Lease, exists under the Lease, Landlord shall have all remedies available in accordance with and under the terms of the Lease, but only after Landlord has given HRT notice of the default and HRT has failed to cure such default as set forth in §8 hereof.

7.	Default Notices.

(a) HRT will furnish Landlord with a copy of any default notice sent to Emeritus in respect of the HRT Debt simultaneously with giving such notice to Emeritus.

(b) Landlord will furnish HRT with a copy of any default notice sent to Tenant in respect of the Landlord Obligations simultaneously with giving such notice to Emeritus.

(c) The failure of either HRT or Landlord to deliver any notice of default to the other party shall not impair the notices given to Emeritus/Tenant, however, each party retains all rights under this Agreement including its respective right to cure an event of default upon receipt of notice.

8. Right to Cure and Assumption of Lease. Upon receipt of a notice pursuant to §7, each party shall have 10 days to cure a monetary default after any applicable cure or grace period has expired and 30 days to cure any other default on behalf of Emeritus, provided such default is curable. HRT and Landlord shall not exercise any right or remedy under the Loan Documents or Lease, respectively, and shall not foreclose on the interest of Emeritus in the Lease or exercise Landlord remedies under the Lease, respectively, until written notice of default has been given by the party declaring the default to the other party hereto and the cure period has expired without such default having been cured. Without limitation, in the event of a monetary default by Tenant under the Lease which does not require written notice of default from Landlord to Tenant under the terms of the Lease, Landlord must still give HRT written notice of such default and at least 10 days within which to cure such monetary default before Landlord may exercise any right or remedy under the Lease for such monetary default.

If HRT cures an Emeritus monetary default under the Lease in accordance with this §8, HRT shall have the right to assume the Lease provided that (i) HRT remains primarily liable under the Lease, and (ii) HRT’s credit rating at the time of the assumption has not deteriorated from the effective date of this Agreement. If HRT elects to assume the Lease, HRT must notify HCN in writing of the election within 15 business days of receipt of notice of a default from HCN. Failure to so notify HCN shall be deemed to be a waiver of the right to assume the Lease, but only with respect to the specific default set forth in the notice.

If no default exists under the Lease, but HRT declares an event of default under the Note, HRT shall also have the right to assume the Lease provided (i) HRT complies with the above provisions (ii) the term of the assumption shall terminate on the date that all monetary obligations under the Second Amended and Restated Note made by Emeritus payable to the order of HRT of even date herewith (“2nd A & R Note”) have been satisfied in full, at which time HRT shall assign the Lease back to Emeritus provided Emeritus is then the subtenant or manager of the Leased Property, and (iii) unless otherwise consented to by HCN, HRT subleases each of the facilities to Emeritus or an Emeritus affiliate or enters into a management agreement with Emeritus or an Emeritus affiliate for each of the facilities as long as EBITDARM coverage is not less than 1.0 to 1.0 at the time of the assumption. If EBITDARM coverage is less than 1.0 to 1.0 for a period of three consecutive months following the assumption, then HRT shall have the right to terminate the Emeritus subleases or management agreements and sublease to or enter into a management agreement with a new qualified operator, acceptable to HCN. HCN’s evaluation of the new qualified operator may include, but is not limited to, an evaluation of the financial history and quality control issues, whether the operator negatively impacts on concentration issues applicable to HCN or other matters that impact on HCN’s capital market activities.

In no event shall HRT’s assumption of the Lease release Emeritus or any of its affiliates from any liability or obligation under the Lease to HCN.

Notwithstanding anything to the contrary herein, if HRT has the right to assume the Lease, but an Insolvency Event has occurred, then HRT’s notice of the election to assume the Lease must be provided to HCN in writing at least 15 days after receipt of written notice of the Insolvency Event from HCN. Failure to so notify HCN shall be deemed to be a waiver of the right to assume the Lease.

9. Standstill. Until such time as all Landlord Obligations are Indefeasibly Satisfied, HRT will not ask, demand, sue for, pursue, take, accept or receive from Emeritus any of the Landlord Collateral, or pursue or prosecute any right or remedy which HRT may have against any property included in the Landlord Collateral or as a secured party or otherwise under the ML Leasehold Mortgage. Notwithstanding the foregoing, HRT shall have the right to file an action against Emeritus under the Note, but only to the extent permitted under §2 hereof.

10. Modification of Lease. Landlord shall have the right, without the consent of HRT, to amend the Lease, provided that no amendment shall be permitted to create a term which terminates prior to the Maturity Date, as defined in the 2nd A &R Note, to materially alter the casualty or condemnation provisions in the Lease, or to increase the rent payments without any increase in the investment by HCN. HCN shall provide HRT with copies of all amendments to the Lease within five days of execution.

11. Modification of Loan Documents/Sale of Loan. HRT shall not increase the amount of the Loan, increase the scheduled payments due under the Loan or the maturity date of the Loan without the prior written consent of HCN, which consent may be withheld in its reasonable discretion. Notwithstanding anything above to the contrary, HCN consents to an additional advance by HRT to Emeritus in the amount of One Million Eight Hundred Twenty Two Thousand One Hundred Fifty-one Dollars ($1,822,151.00), plus all closing costs incurred by Emeritus in connection with the sale of the Loan to HRT as evidenced by the 2nd A&R Note. HRT shall provide HCN with copies of all amendments to the Loan within five days of execution. Additionally, HRT may not assign, transfer, pledge or sell the Loan or any Loan Document without the prior written consent of HCN, which consent may be withheld in HCN’s reasonable discretion.

12. Payments Held in Trust. Until such time as the Landlord Obligations are Indefeasibly Satisfied, if HRT receives any proceeds that are included within the meaning of “Landlord Collateral” or if HRT receives any payments contrary to the terms of this Agreement, HRT agrees to segregate and hold such payment in trust for the benefit of Landlord and agrees to immediately deliver the payment to Landlord in precisely the same form received (but with the endorsement of HRT receiving the same where necessary) for application on account of the Landlord Obligations, and HRT agrees that until so delivered, the payment shall be held as the property of Landlord.

13. Exchange of Collateral. Subject to the terms of this Agreement and without affecting the rights of Landlord under this Agreement, HRT agrees and consents that any collateral for the Landlord Obligations, in whole or in part, may be exchanged, sold or surrendered by Landlord for other collateral as it may deem advisable, and that any balance or balances of funds with Landlord at any time outstanding to the credit of Emeritus may, from time to time, in whole or in part, be surrendered or released by Landlord as it may deem advisable, subject, however, to the terms of the Landlord Obligations, HRT’s subordinated security interest in the Landlord Collateral and the terms of this Agreement.

14. Insolvency Event. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. Without limiting the foregoing, following the commencement of an Insolvency Event involving Emeritus, the provisions of this Agreement shall continue to govern the relative rights and priorities of Landlord and HRT even if all or part of their respective liens or security interests are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Event.

15. Liquidation. In the event of the liquidation or sale of the assets of Emeritus, by reason of dissolution or bankruptcy, or by appointment of a receiver, or by other legal proceeding, all amounts received by any person from the liquidation of the Landlord Collateral shall first be paid to Landlord to be applied to the Landlord Obligations.

16. Waivers. HRT hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Landlord to marshal any property of Emeritus for the benefit of HRT. HRT also hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Landlord from taking, or refraining from taking, any action with respect to all or any part of the Landlord Collateral. Without limiting the foregoing, HRT hereby agrees (a) that it has no right to direct or object to the manner in which Landlord applies the proceeds of the Landlord Collateral resulting from the exercise by Landlord of rights and remedies under the Lease to the Landlord Obligations and (b) that Landlord has not assumed any obligation to act as the agent for HRT with respect to the Landlord Collateral.

17. Subrogation. To the extent HRT pays any of the Landlord Obligations, upon such obligation being Indefeasibly Satisfied, HRT shall be subrogated to the fullest extent allowable at law or equity to the claims under the Lease formerly held by HCN with respect to such obligations and may enforce such claims against Emeritus to the fullest extent allowed. To the extent HCN pays any of the HRT Debt, upon such obligation being Indefeasibly Satisfied, HCN shall be subrogated to the fullest extent allowable at law or equity to the claims under the Loan Documents formerly held by HRT with respect to such obligations and may enforce such claims against Emeritus to the fullest extent allowed. These rights of subrogation shall survive the bankruptcy of Emeritus.

18. Amendments in Writing. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, provided that each permitted assign agrees to assume the obligations set forth herein.

20. Authority. HCN, Tenant and HRT each represent and warrant that they have full authority to execute this Agreement and that this Agreement is binding upon each of them in accordance with its terms. Each person signing on behalf of a party to this Agreement represents and warrants that he/she has full authority to execute this Agreement on behalf of such party.

21. Enforceability. If any provision of this Agreement or the application thereof shall be adjudged invalid or unenforceable to any extent, the application of the remainder of the provision, the application of the provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

22. Amendment. This Agreement may not be amended except in a writing signed by HRT and Landlord. All references to this Agreement, whether in this Agreement or any other document or instrument, shall be deemed to incorporate all amendments, modifications, renewals and extensions of this Agreement and all substitutions therefor made after the date hereof.

23. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of such notice:

If to HRT, at:  Healthcare Realty Trust Incorporated
Attention: John M. Bryant, Jr.,
Senior Vice President and General Counsel
3310 West End Avenue, Suite 700
Nashville, TN 37201
Telephone: 615/269-8175
Telecopier: 615/463-7739

If to Emeritus, at: Emeritus Corporation
Attention: William M. Shorten
3131 Elliott Avenue, Suite 500
Seattle, WA 98121
Telephone: 800/429-4828
Telecopier: 206/301-4500

If to Landlord, at: Heath Care REIT, Inc.
Attention: Erin C. Ibele, Vice President and Corporate Secretary
One SeaGate, Suite 1500
P.O. Box 1475
Toledo, OH 43603-1475
Telephone: 419/247-2800
Telecopier: 419/247-2826

If mailed, notice shall be deemed to be given five days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

24. HCN as Agent. Each Affiliate appoints HCN as the agent and lawful attorney in fact of such Affiliate to act for such Affiliate for all purposes and actions of Affiliate under this Agreement. All notices, consents, waivers and all other documents and instruments executed by HCN pursuant to this Agreement from time to time and all other actions of HCN as Landlord under the Lease Documents and under this Agreement shall be binding upon such Affiliate. Each Affiliate is joining in this Agreement to evidence this appointment of HCN as agent and lawful attorney in fact of each Affiliate.

25. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, and shall be binding upon the undersigned and the respective successors and assigns of the undersigned. The parties hereto hereby consent to the jurisdiction of the state and federal courts located within the State of Ohio and for any dispute arising out of this Agreement. There are no third party beneficiaries to this Agreement. Each of the parties to this Agreement hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise arising out of, connected with, related to or in connection with this Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury. No finding of invalidity of any provision of this Agreement shall affect the continuing validity of all other provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original. This Agreement shall not be construed against any party by reason of such party having drafted this Agreement.

26. Permitted Indebtedness. The Loan and the Loan Documents as assigned to HRT and as subsequently amended, restated or modified with HCN’s written consent shall not constitute any breach or default under the Lease.

27. Personal Property. In the event HRT exercises its right in accordance with the terms of this Agreement to assume the Lease, then HRT shall have the right to continue using all personal property then located at the facility constituting Landlord Collateral so long as HRT satisfies all obligations as tenant under the Lease.

28. Other Agreements with Emeritus. The parties hereto acknowledge that the terms of this Agreement shall be binding only upon the rights and obligations of HCN, HRT and Emeritus arising under the Master Lease and the Loan Documents and applicable only to the ML Leased Properties. To the extent that HCN or HRT have other agreements with Emeritus which are not related to the ML Leased Properties, those agreements shall not be limited by the terms hereof.

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as an instrument under seal by their respective officers, thereunto duly authorized, as of the day and year first above written.

HRT:

HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation

By: /s/ John M. Brant, Jr.
Name: John M. Bryant, Jr.
Title: Senior Vice President and General C
Counsel

HCN:

HEALTH CARE REIT, INC., a Delaware corporation

By: /s/ Erin C. Ibele
Name: Erin C. Ibele
Title: Vice President and Corporate Secretary

APPROVED AND CONSENTED TO: EMERITUS:

EMERITUS CORPORATION, a Washington corporation

By: /s William M. Shorten
Name: William M. Shorten
Title: Director of Real Estate Finance

1092317.5

JOINDER AGREEMENT

The undersigned Affiliates are signing this Joinder Agreement for the purpose of evidencing their agreement to the Appointment of Health Care REIT, Inc. to act as their agent and attorney in fact as set forth in this Intercreditor Agreement.

HCRI MISSISSIPPI PROPERTIES, INC.

By: /s/ Erin C. Ibele

Title: Vice President and Corporate Secretary

HCRI MASSACHUSETTS PROPERTIES TRUST II

By: HCRI Massachusetts Properties, Inc., as Trustee, and not individually, and subject to the provisions of the Declaration of HCRI Massachusetts Properties Trust II filed with the Secretary of the Commonwealth of Massachusetts and the City Clerk of Boston

By: /s/ Erin C. Ibele

Title: Vice President and Corporate Secretary

HCRI TEXAS PROPERTIES, LTD.

By: Health Care REIT, Inc., General Partner
By: /s/ Erin C. Ibele

Title: Vice President and Corporate Secretary

1092317.5

EXHIBIT A: LIST OF MASTER LEASE FACILITIES

Facility Name Licensed Operator	Street Address County	Facility Type (per license) Beds/Units
Loyalton at Rancho Solano (“Fairfield Facility”)Fairfield Retirement Center, LLC	3350 Cherry Hills Street Fairfield, CA 94533 County: Solano	Residential Care Facility for the Elderly 250 licensed beds 172 units
Creston Village (“Paso Robles Facility”) Emeritus Corporation	1919 Creston Road Paso Robles, CA 93446 County: San Louis Obispo	Residential Care Facility for the Elderly/Dementia 115 licensed beds 100 units
Canterbury Ridge (“Urbana Facility”) Emeritus Corporation	1706 East Amber Lane Urbana, IL 61802 County: Champaign	Retirement 89 units
Loyalton of Hattiesburg (“Hattiesburg Facility”) Emeritus Corporation	103 Fox Chase Street Hattiesburg, MS 39402 County: Forrest	Institution for the Aged or Infirmed 83 licensed beds 82 units
Loyalton of Flagstaff (“Flagstaff Facility”) Emeritus Corporation	2100 N. Woodlands Village Blvd. Flagstaff, AZ 86001 County: Coconino	Assisted Living 67 licensed beds 61 units
Loyalton of Phoenix (“Phoenix Facility”) Emeritus Corporation	4050 Bluefield Ave. Phoenix, AZ 85032 County: Maricopa	Assisted Living 101 licensed beds 101 units
Park Club of Brandon (“Brandon Facility”) Emeritus Corporation	700 S. Kings Ave. Brandon, FL 33511 County: Hillsborough	Assisted Living 100 licensed beds 89 units
Park Club of Fort Myers (“Fort Myers Facility”) Emeritus Corporation	1896 Park Meadows Dr. Fort Myers, FL 33907 County: Lee	Assisted Living 116 beds 74 units
Park Club of Oakbridge (“Lakeland Facility”) Emeritus Corporation	3110 Oakbridge Blvd. East Lakeland, FL 33803 County: Polk	Assisted Living 110 licensed beds 87 units
Colonial Park Club (“Sarasota Facility”) Emeritus Corporation	4730 Bee Ridge Rd. Sarasota, FL 34231 County: Sarasota	Assisted Living 110 licensed beds 86 units
Ridgewind (“Chubbuck Facility”) Emeritus Corporation	4080 Hawthorne Rd. Chubbuck, ID 83202 County: Bannock	Assisted Living 109 licensed beds 79 units
Loyalton of Coeur D’Alene (“Coeur D’Alene Facility”) Emeritus Corporation	205 E. Anton Coeur D’Alene, ID 83815 County: Kootenai	Assisted Living 96 licensed beds 50 units
Highland Hills Pocatello Facility”) Emeritus Corporation	1501 Baldy Pocatello, ID 83201 County: Bannock	Assisted Living 57 licensed beds 47 units
Loyalton of Hagerstown “Hagerstown Facility”) Emeritus Corporation	20009 Rosebank Way Hagerstown, MD 21742County: Washington	Assisted Living 110 licensed beds 100 units
Pines of Tewksbury “Tewksbury Facility”) Emeritus Corporation	2580 Main St. Tewksbury, MA 01876 County: Middlesex	Assisted Living 69 licensed beds 49 units
Loyalton of Lakewood “Lakewood Facility”) Emeritus Corporation	220 Southwestern Dr. Lakewood, NY 14750 County: Chautauqua	Enriched Housing Program 100 licensed beds 78 units
Meadowbrook (“Ontario Facility”) Emeritus Corporation	1372 Southwest 8th Ave. Ontario, OR 97914 County: Malheur	Assisted Living 82 beds 53 units
Anderson Place (“Anderson Facility”) Emeritus Corporation	311 Simpson Rd. Anderson, SC 29621 County: Anderson	Assisted Living and Nursing Home 84 beds 127 units 75 independent cottages
Elmbrook Estates (“Lubbock Facility”) Texas-ESC-Lubbock, L.P.	5301 66th St. Lubbock, TX 79424 County: Lubbock	Assisted Living 100 licensed beds 80 units
Loyalton of Staunton (“Staunton Facility”) Emeritus Corporation	1900 Hillsmere Lane Staunton, VA 24401 County: Augusta	Assisted Living 144 licensed beds 101 units
Fairhaven Estates (“Bellingham Facility”) Emeritus Corporation	2600 Old Fairhaven Pkwy. Bellingham, WA 98225 County: Whatcom	Boarding Home 60 licensed beds 50 units
Evergreen Lodge (“Federal Way Facility”) Emeritus Corporation	31002 14th Avenue South Federal Way, WA 98003 County: King	Boarding Home 105 beds 98 units
Hearthstone Inn (“Moses Lake Facility”) Emeritus Corporation	905 S. Pioneer Way Moses Lake, WA 98837 County: Grant	Boarding Home 92 licensed beds 83 units